UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2023

Chesapeake Utilities Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Energy Lane, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 302. 734.6799

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2023, Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), completed the acquisition of Pivotal Utility Holdings, Inc., a wholly owned subsidiary of Florida Power & Light Company doing business as Florida City Gas (“FCG”) (the “Acquisition”) pursuant to the previously disclosed Stock Purchase Agreement (the “Purchase Agreement”), dated as of September 26, 2023, by and among the Company and Florida Power & Light Company, a Florida corporation. The purchase price for the Acquisition was approximately $923.4 million in cash, subject to customary purchase price adjustments. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was included in the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2023.

On November 30, 2023, in connection with the completion of the Acquisition, the Company issued $550 million of uncollateralized senior notes pursuant to the Note Purchase Agreement dated November 20, 2023, as described in the Company’s Form 8-K filed with the SEC on November 21, 2023. The Company funded the purchase price for the Acquisition with the net proceeds from the sale of the uncollateralized senior notes, the Company’s previously disclosed equity offering and additional borrowings under its existing unsecured revolving credit facility.

Item 7.01	Regulation FD Disclosure.

On December 1, 2023, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements required to be filed under this Item 9.01(a) will be filed by an amendment to this report no later than 71 days after the date on which this report is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required to be filed under this Item 9.01(b) will be filed by an amendment to this report no later than 71 days after the date on which this report is required to be filed.

(d) Exhibits.

Exhibit Numbers	Description

2.1	Stock Purchase Agreement, dated September 26, 2023, by and among Florida Power & Light Company and Chesapeake Utilities Corporation (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2023).*

4.1	Note Purchase Agreement, dated November 20, 2023, by and among Chesapeake Utilities Corporation and the purchasers party thereto (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2023).*

99.1	Press Release, dated December 1, 2023, announcing the closing of the Acquisition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

December 1, 2023	By:	/s/ Beth W. Cooper
	Name:	Beth W. Cooper
	Title:	Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Corporate Secretary